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                                                                       EXHIBIT F

                             JOINT FILING AGREEMENT


         The undersigned do hereby acknowledge and agree that the Schedule 13D, of which this agreement is an exhibit, is filed on behalf of all of the undersigned.


August 9, 2002.



K2 VC, LTD.
By:      K2 VC MANAGEMENT, LLC


By:      /s/ ADIL KHAN
         ------------------------------
Name:    Adil Khan
Title:   President


K2 VC MANAGEMENT, LLC


By:      /s/ ADIL KHAN
         ------------------------------
Name:    Adil Khan
Title:   President


/s/ ADIL KHAN
---------------------------------------
Adil Khan



/s/ MEHNAZ FATEHDIN
---------------------------------------
Mehnaz Fatehdin